UNITED STATES COURT OF APPEALS
                            FOR THE THIRD CIRCUIT

                            Nos. 96-2025 & 96-2026

                    NORFOLK SOUTHERN CORPORATION, ET AL.,
                          Appellants in No. 96-2025

                                      v.

                          PETER D. FERRARA, ET AL.,
                          Appellants in No. 96-2026

                            Nos. 97-1006 & 97-1009

                    NORFOLK SOUTHERN CORPORATION, ET AL.,
                          Appellants in No. 97-1006

                                      v.

                          PETER D. FERRARA, ET AL.,
                          Appellants in No. 97-1009

                 Appeal from the United States District Court
                   For the Eastern District of Pennsylvania
                 (D.C. Civil Nos. 96-cv-07167 & 96-cv-07350)

          Present: Stapleton, Scirica, and Nygaard, Circuit Judges


                                   JUDGMENT

               These causes came on to be heard on the record from the United States District Court for the Eastern District of Pennsylvania and was submitted pursuant to Third
          Circuit LAR 34.1(a) on February 25, 1997.

               On consideration whereof, it is now here ordered and adjudged by this Court that the judgment of the said District Court dated November 19, 1996 and entered November 20, 1996 and the judgment dated January 9, 1997 and entered January 10, 1997, be, and the same are hereby affirmed. All of the above in accordance with the opinion of this Court.


                                        ATTEST:

                                          /s/ P. Douglas Sisk

                                        Clerk

          Dated:  March 7, 1997